EXHIBIT 10.22


                    MANAGEMENT INCENTIVE COMPENSATION PLAN OF

                          CRESTAR FINANCIAL CORPORATION


                              Amended and Restated
                            Effective January 1, 1998


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                   Management Incentive Compensation Plan of
                         Crestar Financial Corporation

                                  INTRODUCTION

      Crestar Financial Corporation (the "Sponsor"), a corporation organized under the laws of the Commonwealth of Virginia, hereby amends and restates, effective as of January 1, 1998, the Management Incentive Compensation Plan of Crestar Financial Corporation (the "Plan"). The Plan was originally adopted March 24, 1967, as the Incentive Compensation Plan of United Virginia Bankshares Incorporated and Affiliated Corporations and has been amended from time to time thereafter effective through January 1, 1989. This amendment and restatement, effective as of January 1, 1998, conforms the description of the procedures used by the Committee and the Employers and takes into account the Amended and Restated Agreement and Plan of Merger by and among SunTrust Banks, Inc. ("SunTrust"), Crestar Financial Corporation and SMR Corporation (Va.), dated as of July 20, 1998 (the "Agreement") pursuant to which the Sponsor will become a wholly owned subsidiary of SunTrust on December 31, 1998.

      This Plan is intended to provide key officers who do not participate in production incentive programs with extra incentive beyond the financial rewards built into a competitive base salary program and to focus their attention on short-term (annual) corporate objectives by recognizing both individual and corporate performance.


                                    ARTICLE 1

                                   DEFINITIONS


1.01. Affiliate means any corporation if at least fifty-one percent (51%) of its stock is owned, directly or indirectly, by the Sponsor as of July 20, 1998.

1.02. Award means an incentive compensation award under this Plan.

1.03 Award Schedule means the schedule adopted by the Committee, as described in Plan article 3, containing targeted Return on Equity goals, including a minimum threshold below which no Awards are made under this Plan.

1.04. Beneficiary means, with respect to all or part of any Award payable under this Plan that the Employee has not elected to defer under the Deferred Compensation Program, the beneficiary or beneficiaries that receive death benefits at the Employee's death under the Crestar Financial Corporation Executive Life Insurance Plan or under the Crestar Financial Corporation Group Life Plan (or any successor plan to either such plan), whichever is applicable.

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If the Employee is not a participant  in either such plan,  then the  Employee's
Beneficiary for any Award that the Employee has elected not to defer under the Deferred Compensation Program is the Employee's surviving spouse and if the Employee has no surviving spouse, the Employee's estate. With respect to all or any part of an Award payable under this Plan that the Employee elects to defer under the Deferred Compensation Program, Beneficiary means the Employee's beneficiary as determined under the Deferred Compensation Program.

1.05. Board of Directors means the Board of Directors of the Sponsor and Crestar Bank.

1.06. Committee means the Human Resources and Compensation Committee of the
Board.

1.07. Compensation means the regular base pay of an Employee for a Year without regard to salary deferrals or salary reductions, exclusive of commissions, bonuses, Awards under this Plan, and any other types of incentive compensation or supplemental pay. In the case of an Employee who is employed by two or more Employers during any Year, Compensation means the total of the Employee's Compensation from all such Employers; and each Employer must consider that amount in determining such Employee's eligibility to participate in this Plan. In the case of an individual who becomes an Employee after the first day of the Year, whether as a new hire or through a promotion, and in the case of an Employee who is entitled a pro-rated Award as a result of his Retirement, Disability or death during a Year, Compensation means Compensation received by the individual while he was an Employee during the Year.

1.08. Continuing Directors means the non-employee members serving on the Sponsor's Board and the board of directors of Crestar Bank immediately prior to the Control Change who, after the Control Change, continue to be members of either the Sponsor's Board or the board of directors of Crestar Bank.

1.09. Control Change means the effective time of the consummation of the merger of Crestar Financial Corporation and SMR Corporation pursuant to the Amended and Restated Agreement and Plan of Merger by and among SunTrust Banks, Inc., Crestar Financial Corporation and SMR Corporation (Va.), dated as of July 20, 1998, whereby the Sponsor will become a wholly owned subsidiary of SunTrust Banks, Inc.

1.10. Deferred Compensation Program means the Crestar Financial Corporation Deferred Compensation Program under the Crestar Financial Corporation Management Incentive Compensation Plan, as in effect at the relevant time.

1.11. Disability means a condition that qualifies an Employee to receive benefits under the Crestar Financial Corporation Long-Term Disability Plan or that would qualify him to receive such benefits if he were a participant in that plan.

1.12. Effective Date means January 1, 1998, the effective date of the Plan as amended and restated in this document.

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1.13.  Employee  means an  employee  of an  Employer  who meets the  eligibility standards for participation in this Plan as specified by the Committee. Until changed by the Committee, Employee means an Employee at salary grade 30 or above and who is not eligible for any specialized incentive production plan of an Employer or who does not have an agreement with any Employer that precludes his eligibility to participate in this Plan.

1.14. Employer means the Sponsor and its Affiliates as of December 20, 1998 and any successor to the Sponsor.

1.15. Leave of Absence means an absence authorized by an Employee's Employer without loss of employment status, including absence on account of illness or under the Family and Medical Leave Act, business of the Employer, vacation, and service in the Armed Forces of the United Sates. In the case of service in the Armed Forces of the United States (or Family and Medical Leave Act leave), the Employee must return to the employment of the Employers within the period during which his reemployment rights are protected by law, whether or not Compensation is paid during such absence.

1.16. Personal Target means the schedule established by the Committee, as described in Plan article 3, stating the corporate performance measurement percentage and the individual performance percentage which are applied to the Award Schedule's payout for a Year to determine the amount of an Employee's Award, if any, payable under this Plan for that Year.

1.17.  Plan  means  the  Crestar  Financial  Corporation   Management  Incentive
Compensation Plan, as described in this document and any appendixes, schedules, and exhibits, as amended from time to time.

1.18. Retirement means Normal Retirement, Early Retirement or Postponed Retirement, as described in the Retirement Plan for Employees of Crestar Financial Corporation and Affiliated Corporations as in effect on January 1, 1998.

1.19. Return on Equity means the percentages stated in the Award Schedule to determine the level of Award payouts, if any, for a Year. Return on Equity is generally determined by dividing net income from continuing operations of the Employers for the Year by average shareholder equity for the Year, with such adjustments as the Committee, in its discretion, may deem appropriate. For example, in determining Return on Equity for a Year, the Committee, in its discretion, may decide to disregard extraordinary, nonrecurring items of income or expense. The Committee in its discretion shall determine how Return on Equity shall be calculated for the 1998 Year.

1.20. Sponsor means Crestar Financial Corporation.

1.21. Year means a calendar year.

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                                    ARTICLE 2

                                  ELIGIBILITY


      To be eligible for consideration for an Award for a Year, an Employee must be an Employee on December 31 of that Year except that an Employee terminating during a Year because of Retirement, Disability or death is eligible for consideration for a pro-rated Award for that Year based on Compensation received as an Employee during the Year. An Employee who has been designated as eligible for the Plan for a Year and who is not at work with his Employer on December 31 because of a Leave of Absence may be eligible for a full or partial award for that Year as determined by the Committee.


                                    ARTICLE 3

                                     AWARDS


3.01. Determination of Award Targets

      Awards under this Plan for a Year are determined by the Committee based on the Award Schedule and each Employee's Personal Target as described in this Plan section 3.01.

      (a) Award Schedule. Each Year the Committee establishes an Award Schedule containing targeted Return on Equity percentages for that Year with corresponding Award payouts expressed as a percentage of Personal Targets. The Award Schedule shall contain a minimum Return on Equity target which must be achieved before any Award is payable under this Plan for that Year. In setting the Return on Equity targets for a Year, the Committee, in its discretion, may consider such factors as it determines appropriate, such as industry performance for the prior year and projected Return on Equity for the current Year.

      (b) Personal Targets. Each Year the Committee establishes Personal Targets for Awards, expressed as a percentage of Compensation for each salary grade level of Employees. In setting the Personal Targets, the Committee, in its discretion, may consider such factors as it determines appropriate, including but not limited to, competitive compensation data and the Employers' desire to provide incentives to Employees. Each Personal Target is divided into two parts, a corporate performance part (based on a corporate performance measure determined by the Committee, such as return on Equity) and an individual performance part (based on the Employee's individual achievements). The

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corporate  performance  measure is a higher  portion of the Personal  Target for more senior level Employees and the individual performance part is a higher portion of the Personal Target for Employees in lower grade levels.

      (c) Communication to Employees. Employees are notified of the Award Schedule and their Personal Targets for a Year as soon as practicable after the Award Schedule and Personal Targets are established by the Committee.

3.02  Determination of Award Payouts

      (a) Corporate performance determinations. Award calculations for a Year are generally made in January after final Return on Equity results for the preceding Year are known. The Committee, in its discretion, determines the Return on Equity level that is achieved for the Year and decides whether the Return on Equity calculation should disregard or take into account extraordinary items of income or expense for that Year or other items as the Committee determines is appropriate. For the 1998 Year, the Committee may determine the appropriate factors to consider in determining the Return on Equity calculation for purposes of this Plan and for what portion of the Year the calculation shall be performed. No Awards are payable for a Year if the Return on Equity is less than the minimum threshold provided in the Award Schedule. Except as provided in subsection (d) below, the corporate performance part of the Personal Target is not subject to adjustment by the Employee's manager.

      (b) Individual performance. If the Return on Equity for the Year is at or above the minimum threshold required for Award payouts, each Employee's manager assess the Employee's personal achievements for the Year. The individual performance part of an Employee's Award may range from zero to 150% of the Personal Target (or from zero to 200% for certain officers designated by the Committee), depending on the manager's assessment of the Employee's performance for the Year and the approval of the Committee or its delegate. In the case of Proxy reporting executive officers, the Committee evaluates each officer's individual achievements for the Year and determines the individual performance part of such officer's Award, if any.

      (c) Approval of Awards. As soon as practicable after the end of each Year, each manager must send to the Committee or its delegate the manager's performance rating for each evaluated Employee along with the manager's recommendations on the amount of any Award for each evaluated Employee. Upon receiving the recommendations of the Employee's manager, the Committee or its delegate determines the final amount of each Award, in its sole discretion.

      (d) Forfeiture of Awards. An Employee who does not meet the eligibility standards described in Plan article 2 is not considered for an Award for a Year. An Employee who receives a performance rating of "inconsistent" or lower from his manager for a Year is ineligible for an Award (both the corporate and the individual performance portions of the Award) for that Year, regardless of whether Awards are otherwise payable to other Employees according to the Award

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Schedule. In addition, an Award approved by the Committee or its delegate may be revoked prior to its payment to the Employee if the Employee is determined to have been guilty of serious misconduct at any time during his employment with the Employers. For purposes of the preceding sentence, "serious misconduct" means the Employee's dishonesty, fraud, embezzlement, conviction of a felony or a serious violation of the Sponsor's Standards of Conduct, as determined in the sole discretion of the Committee.

3.03  Distribution of Awards

      (a) Cash payments. Except as provided in subsection (b), Awards payable under this Plan are distributed in a lump sum cash payment through the payroll account of the Employer of the Employee receiving an Award as soon as practicable after the Awards have been approved. Awards approved for the 1998 Year will be distributed in accordance with this normal distribution schedule.

      (b) Deferral of Awards. Notwithstanding subsection (a), any Employee entitled to receive an Award under the Plan and eligible to participate in the Deferred Compensation Program may elect to defer the receipt of the distribution of part or all of the Award according to the procedures under the Deferred
Compensation Program. For purposes of this subsection (b), any deferral elections previously made by Employees pursuant to the Deferred Compensation Program for Awards granted in 1998 will be honored.

      (c) Tax withholding. All Awards made under this Plan are subject to applicable withholding of local, state and federal income taxes and Social Security taxes, as required by law.


                                    ARTICLE 4

                             COMPENSATION COMMITTEE


4.01. Duties and Authority of Committee

      (a) The Committee retains the duties and authority specified in this Plan, including those described in this section, subject to Plan section 4.02.

      (b) The Committee must establish the Award Schedule and the Personal Targets as described in Plan article 3. The Committee has the sole discretion to determine whether the Return on Equity targets have been met, to approve Awards to Employees upon receiving the recommendations of the managers and to determine the amount of any Awards to Proxy reporting executive officers. As soon as practicable after Awards are determined, the Committee must report to the Board, the Chief Executive Officer or other appropriate executives of the Sponsor the amounts of any Awards granted for the preceding Year and the persons entitled to those Awards.

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      (c) The Committee has the sole power to construe the Plan and to determine all questions that arise under the Plan, including questions relating to the interpretation and administration of the Plan. The decision of the Committee upon any matter within the scope of its authority is final and binding upon all persons including any Employee and his Beneficiaries and any Employer, its board of directors, officers and shareholders.

      (d) The Committee may appoint agents and may delegate any of its authority under the Plan, subject to subsection (e).

      (e) No individual and no member of the Committee may vote or otherwise participate in any determination of any Award with respect to himself.

4.02  Administration after Control Change.

      After the Control Change, if the Committee no longer functions, the Continuing Directors assume the duties and authority of the Committee under this Plan, including the authority to construe the Plan, to resolve questions relating to the interpretation and administration of the Plan and to determine the amount of any Award to an Employee who is or would have been a Proxy reporting executive officer for the 1998 Year. Such decisions must be made by a majority of the Continuing Directors (excluding any Continuing Director who is an Employee), which must consist of at least three Continuing Directors.


                                    ARTICLE 5


                           AMENDMENT AND TERMINATION


5.01. Amendment and Termination

      (a) Except as provided in Plan section 5.02, the Sponsor retains the right, through action of its Board, its Executive Committee or its delegate, to terminate this Plan or to amend this Plan at any time to any extent and in any manner, prospectively or retroactively, and especially to qualify or retain qualification of this Plan as an incentive bonus plan. Unless otherwise provided, any such amendment will be effective for all Employees, whether or not then employed by an Employer, and their Beneficiaries.

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      (b) Change in  eligibility.  Except as provided in Plan section 5.02,  the
Sponsor has the right, through action of its Board, its Executive Committee or its delegate, at any time to terminate prospectively the rights under the Plan of any Employee and to terminate the eligibility of any Employee or any group of Employees to participate in this Plan.

5.02. After a Control Change

      Notwithstanding any other provisions of this Plan, after the Control Change, this Plan will automatically terminate when all Awards are distributed (or deferred, if applicable, under the Deferred Compensation Program) to Employees or their Beneficiaries who are eligible to receive Awards for the 1998 Year in accordance with the terms of this Plan.


                                    ARTICLE 6

                                  MISCELLANEOUS


6.01. No Trust

      No trust is deemed established by this Plan. Reserves maintained by the Sponsor or any other Employer, if any, are bookkeeping entries only and no person is deemed to have an interest therein except as expressly provided in this Plan.

6.02  Death

      Payment of an Award due an Employee who dies during the Year or after December 31 of the Year to which the Award relates is made to such Employee's Beneficiary.

6.03  Status of Award

      An Award once made by the Committee constitutes an unsecured debt from the Employer to the Employee or his Beneficiary. Notwithstanding the preceding sentence, an Employee has no claim against his Employer prior to the approval and determination of an Award to him by the Committee.

6.04  Interpretation of Plan

      (a) Governing laws. The Plan must be construed, enforced, and administered in accordance with the laws of Virginia (including Virginia's choice-of-law rules, except to the extent those laws would require application of the law of a state other than Virginia), unless the laws of the United States of America take precedence and preempt state laws.

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      (b) Construction rules. For construction, one gender includes all, and the singular and plural include each other. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan provisions. If a provision of the Plan is not enforceable, that fact does not affect the enforceability of any other provision.

6.05. Plan Creates No Separate Rights

      (a) No employment rights. The Plan creates no employment rights and does not modify the terms of an Employee's employment. The Plan is not a contract between the Employer and any Employee or an inducement for anyone's employment or continued employment. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, regardless of the effect that a discharge may have upon him as a participant in this Plan.

      (b) Other plans. Unless the law or this Plan explicitly provides otherwise, rights under any other employee benefit plan maintained by the Employer (for example, benefits upon an Employee's death, retirement, or other termination of employment) do not create any rights under this Plan to benefits or continued participation. The fact that an individual is eligible to receive an Award under this Plan does not create any rights under any other employee benefit plan maintained by an Employer, unless that plan or the law explicitly provides otherwise.

6.06. Nonalienation of Benefits

      Except as permitted by law and this Plan section, no assignment of any rights or benefits arising under the Plan is permitted or recognized. No rights or benefits are subject to attachment or other legal or equitable process or subject to the jurisdiction of any bankruptcy court. If any Employee is adjudicated bankrupt or attempts to assign any benefits, then in the Committee's discretion, those benefits cease. If that happens, the Committee may apply those benefits for that Employee as the Committee sees fit. The Employers are not liable for or subject to the debts, contracts, liabilities, or torts of any person entitled to an Award under this Plan.

6.07. Action by Corporation

      Any action of the Sponsor or any Employer under this Plan may be made by its board of directors, the executive committee of its board, or any authorized officer or other person with authorization from that board or under this Plan.

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                                 SIGNATURE PAGE


         As evidence of the adoption of the Management Incentive Compensation Plan of Crestar Financial Corporation as amended and reflected in this document, effective as of January 1, 1998, this document has been signed by its duly authorized officer.

                                       CRESTAR FINANCIAL CORPORATION

                                       By:_____________________________
                                            Human Resources Director

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